                                                                 EXHIBIT 10.41.2
                                                                 ---------------


                                THIRD AMENDMENT
                                ---------------

The Agreement between Merial Limited ("Merial') and Synbiotics Corporation ("Synbiotics"), dated January 1, 1992 and amended on July 27, 1993 and August 22, 1996 (as so amended, the "Agreement"), is amended as follows on March 1, 1999, effective as of July 1, 1998:

     A. Paragraph 1.2.3 is amended to add "This includes the right to sell FeLV "Product" and any FeLV "Product" combination vaccines in the USA through ethical distributors acting as sales agents toward USA veterinarians; it is understood, however, that Merial doing so will not prevent Synbiotics from selling FeLV "Product" and FeLV "Product" combination vaccines through the same and/or other ethical distributors acting as ethical distributors as contemplated by the Agreement."

     B.   Paragraph 3.3.2 as amended is deleted in its entirety.

     C. Synbiotics agrees to use its reasonable best efforts and work with Merial to try to negotiate amendments to Synbiotics' current agreement with Bio-Trends International, Inc. to allow Bio-Trends International, Inc. and Merial to deal directly with each other (while preserving Synbiotics' other rights) to facilitate the operation of Merial's business (as contemplated by the Agreement, as hereby amended) with respect to the North American/Central American market.

     D. In consideration for the above, Merial agrees to pay Synbiotics $1,600,000 immediately. Royalties paid by Merial to Synbiotics for the quarter ended September 30, 1998 will be deducted from this amount.

     E. Except as expressly amended by this Amendment, the Agreement remains unchanged and in full force and effect.

Synbiotics Corporation              Merial Limited (domesticated in Delaware as
                                    Merial LLC, and the successor in interest to Rhone Merieux, Inc.)


By  /s/ Michael Green               By  /s/ Donald G. Hildebrand
    ----------------------              ------------------------
Title  V.P. Finance                 Title  V.P. Merial Limited
Print Name  Michael Green           Print Name  Donald G. Hildebrand